Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference in this Registration Statement on Form N-1A (the “Registration Statement”) for Allianz NFJ Global Dividend Value Fund (a fund of the Allianz Funds Multi-Strategy Trust) to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
May 27, 2009